SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 20, 2001
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                              Armor Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                    0-18863                  59-3392443
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)

1400 Marsh Landing Parkway, Jacksonville, Florida              32250
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    (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code         (904) 741-5402
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

         Armor Holdings, Inc., a Delaware corporation ("Armor") and Bengal Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Armor, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 20, 2001, with The Kroll-O'Gara Company, an Ohio corporation ("Kroll-O'Gara"), O'Gara-Hess & Eisenhardt Armoring Company, a Delaware corporation ("OHEAC"), The O'Gara Company, an Ohio corporation ("O'Gara Company"), and O'Gara Security Associates, Inc., a Delaware corporation ("OSA"). Pursuant to the Stock Purchase Agreement, Armor agreed to acquire OHEAC, O'Gara Company, OSA, and certain of their direct and indirect subsidiaries, which comprise the Security Products and Services Group of Kroll-O'Gara (the "SPSG").

         The purchase price negotiated by the parties is up to $56,500,000, of which $53,000,000 will be paid upon consummation of the transaction. An escrow of $1,500,000 will be maintained to secure certain obligations of Kroll-O'Gara, and a contingent payment of up to $2,000,000 will be made based upon the amount of any gross profit generated by the SPSG for the year ended December 31, 2001. At Armor's discretion, up to $15,000,000 of the purchase price is payable in common stock of Armor, valued at the time of closing. The purchase price will be reduced to the extent the tangible net assets of the SPSG are less than $37,392,000 on the date of consummation of the transaction and under certain other circumstances. The consummation of the transaction is subject to the satisfaction, or waiver, of enumerated conditions, including certain governmental and other third party approvals. The Stock Purchase Agreement also provides for the payment by Kroll-O'Gara to Armor of a fee of up to $4,000,000, plus Armor's expenses, in the event the Stock Purchase Agreement is terminated under certain circumstances. Armor expects to fund part of the cash portion of the purchase price by borrowing under its revolving credit facility with Canadian Imperial Bank of Commerce, Inc., Bank of America, N.A., First Union National Bank and SunTrust Bank, North Florida, N.A. Armor expects to fund the remaining cash portion of the purchase price through internally generated funds.


         A copy of the Stock Purchase Agreement is attached hereto as Exhibit
2.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement.

         This report contains discussion of events or results that have not yet occurred or been realized. This type of discussion, which is often termed "forward-looking statements", can be identified by such words and phrases as "expects", "anticipates", "intends", "plans", "believes", "estimates" and "could be". The transaction is an action whose future success may be difficult to predict. Forward-looking statements should be read carefully because they discuss Armor's future expectations, contain projections of Armor's future results of operations or of Armor's financial position, or state other expectations of future performance. The actions of current and potential new competitors,


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changes in technology, seasonality, business cycles and new regulatory requirements are factors that impact greatly upon strategies and expectations and are outside Armor's direct control. There may be other events in the future that Armor is not able accurately to predict or to control. Such risks, uncertainties and events may cause Armor's actual results to differ from the expectations Armor expresses in its forward-looking statements.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits. The following Exhibits are filed herewith as part of this report:

         Exhibit   Description

            2.1 Stock Purchase Agreement, dated as of April 20, 2001, by and among Armor Holdings, Inc., Bengal Acquisition Corp., The Kroll-O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company, and O'Gara Security Associates, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ARMOR HOLDINGS, INC.

                                       By: /s/ Robert R. Schiller
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Dated: April 26, 2001                     Name:  Robert R. Schiller
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

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